UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2006

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2006, the Registrant entered into a First Amendment to Credit Agreement (the “First Amendment”) to amend the Credit Agreement, dated as of November 10, 2005 (the “Credit Agreement”), among the Registrant, the various lenders party to the Credit Agreement and Deutsche Bank Trust Company Americas, as Administrative Agent. Pursuant to the First Amendment, Section 9.03 of the Credit Agreement was amended to provide that, in addition to the dividends and stock repurchases that the Registrant was permitted to make prior to the execution of the First Amendment, the Registrant may make cash repurchases of its capital stock in an aggregate amount not to exceed $125,000,000. The First Amendment is filed as Exhibit 4.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
4.1	First Amendment to Credit Agreement, dated as of August 21, 2006, among the Registrant, the various leaders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
August 24, 2006	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
4.1	First Amendment to Credit Agreement, dated as of August 21, 2006, among the Registrant, the various leaders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.